Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Julie Albrecht 425-453-9400

ESTERLINE CONSOLIDATES SENIOR OPERATIONAL LEADERSHIP STRUCTURE

BELLEVUE, Wash., August 13, 2015 - Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving global aerospace and defense markets, today announced that it has appointed a new segment president and consolidated its senior operational leadership structure under two key executives.

Esterline’s Board of Directors appointed Roger A. Ross as Segment President effective August 24, 2015. Ross will lead Esterline’s Sensors & Systems segment, succeeding Alain M. Durand, who resigned from his position effective August 14, 2015. Ross is a seasoned international executive who was most recently Senior Vice President, Actuation and Propeller Systems for United Technologies Aerospace Systems, headquartered in the UK, with operations in six countries. Prior to that position, Ross served in various executive roles domestically and internationally, including an extended position managing certain India-based operations for Goodrich Corp., which was acquired by United Technologies in 2012.

The company will also consolidate the management of its Avionics & Controls and Advanced Materials segments under the leadership of Albert S. Yost, effective August 15, 2015. Yost is a strong operations leader who joined Esterline at one of the company’s controls businesses in 1999, held management responsibility for Esterline’s Interface Technologies businesses from May 2007 until May 2011 and has led the Advanced Materials operating segment since June 2011. Yost succeeds Frank E. Houston, who will retire as Segment President, effective August 14, 2015, after over 31 years of outstanding service and increasing positions of responsibility within Esterline. Houston will remain with the company as a senior advisor until May 2016 to ensure a smooth transition of his management responsibilities.

Curtis Reusser, Esterline’s Chairman and Chief Executive Officer, commented, “We are very pleased to make these appointments. We are confident that the consolidation of our management responsibilities together with a fresh leadership perspective will carry numerous benefits. We believe this change will facilitate our ongoing integration process,

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create greater responsiveness, allow us to uncover further opportunities for efficiency and accelerate the implementation of a range of best practices and cost-savings initiatives. Roger brings a broad set of diverse experiences and a global perspective to the Esterline team, in addition to a proven track record of generating growth and driving improvement during his time at Goodrich and UTC.”

Reusser continued, “Speaking for our entire organization, including many predecessors, we express our gratitude and congratulations to Frank Houston on his retirement plans. Frank has had a strong, 31-year career with Esterline, and he made significant contributions to the company as it rose to a leadership position in the aerospace industry. Similarly, I am appreciative of Alain Durand’s many contributions to our company’s growth during his 13-year tenure in various finance, operations and senior leadership roles at Esterline.”

Esterline reports fiscal 2015 third quarter earnings on September 3, 2015. Conference call information can be found at the company’s website at www.esterline.com.

About Esterline:

Esterline Corporation is a leading worldwide supplier to the aerospace and defense industry specializing in three core areas: Advanced Materials; Avionics & Controls; and Sensors & Systems. With annual sales approaching $2 billion, Esterline employs roughly 13,000 people worldwide. Operations within the Advanced Materials segment focus on technologies including high-temperature-resistant materials and components used for a wide range of military and commercial aerospace purposes, and combustible ordnance and electronic warfare countermeasure products. Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, cockpit integration systems, secure communications systems, specialized medical equipment, and other high-end industrial and gaming applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, specialized harsh-environment connectors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.